Exhibit 2.1

REBUILD MIAMI-EDGEWATER, LLC
Amended and Restated Operating Agreement

This Operating Agreement (the “Agreement”) is created this 22 day of December, 2015, by Anthony Meruelo and Stephen Meruelo (collectively, the “Member”) and USA Capital Management, Inc. a Puerto Rican Corporation a/k/a USA Capital Management Co., Inc., a Puerto Rican Corporation (the “Manager”).

Explanatory Statement

The Member and Manager have organized and operated a limited liability company in accordance with the terms of, and subject to the conditions set forth in the articles of organization and this Agreement.

Section I
Defined Terms

The following capitalized terms shall have the meanings specified in this Section I. Other terms are defined in the text of this Agreement; and, throughout this Agreement, those terms shall have the meanings respectively ascribed to them.

“Act” means the Florida Limited Liability Company Act, as amended from time to time.

“Agreement” means this Agreement, as amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

“Company” means the limited liability company organized in accordance with this Agreement.

“Interest” means a Person’s share of the Profits and Losses of, and the right to receive distributions from, the Company.

“Interest Holder” means any Person who holds an Interest, whether as a Member or as an unadmitted assignee of a Member.

“Involuntary Withdrawal” means, the occurrence of any of the following events:

(i)	The Member makes an assignment for the benefit of creditors;

(ii)	The Member files a voluntary petition of bankruptcy;

(iii)	The Member is adjudged bankrupt or insolvent or there is entered against the Member an order for relief in any bankruptcy or insolvency proceeding;

“Manager” means any person named in the articles of organization as an initial Manager of the Company and any person hereafter elected as a Manager of the Company as provided in this Agreement, but does not include any person who has ceased to be a Manager of the Company.

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“Member” means the Person signing this Agreement and any Person who subsequently is admitted as a member of the Company.

“Membership Rights” means all of the rights of a Member in the Company, including a Member’s: (i) Interest; (ii) right to inspect the Company’s books and records; (iii) right to participate in the management of and vote on matters coming before the Company; and (iv) unless this Agreement or the Articles of Organization provide to the contrary, right to act as an agent of the Company.

“Person” means and includes an individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.

“Positive Capital Account” means a Capital Account with a balance greater than zero.

“Profit” and “Loss” means, for each taxable year of the Company (or other period for which Profit or Loss must be computed) the Company’s taxable income or loss determined in accordance with the Code.

“Treasury Regulations” means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

“Department of State” means the Florida Department of State.

“Successor” means all Persons to whom all or any part of an Interest is transferred either because of (i) the sale or gift by Member of all or any part of her Interest, (ii) an assignment of Member’s Interest due to Member’s Involuntary Withdrawal, or (iii) because Member dies and the Persons are Member’s personal representatives, heirs, or legatees.

“Transfer” means, when used as a noun, any voluntary sale, hypothecation, pledge, assignment, attachment, or other transfer, and, when used as a verb, means voluntarily to sell, hypothecate, pledge, assign, or otherwise transfer.

“Withdrawal” means a Member’s dissociation from the Company by any means.

Section II
Formation and Name; Office; Purpose; Term

2.1           Organization. The Member and Manager hereby organize a limited liability company pursuant to the Act and the provisions of this Agreement and, for that purpose, have caused Articles of Organization to be prepared, executed and filed with the Department of State on December 16, 2014, as amended on this date December 22, 2015.

2.2           Name of the Company. The name of the Company shall be “Rebuild Miami-Edgewater, LLC.” The Company may do business under that name and under any other name or names upon which Manager may, in his sole discretion, determine. If the Company does business under a name other than that set forth in its Articles of Organization, then the Company shall file a fictitious name registration as required by law.

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2.3           Purpose. Company is organized to purchase, finance, own, improve, operate, lease, manage and or ultimately dispose of that certain parcel of improved real property (hereinafter the “Property”) legally described in Exhibit “B” attached hereto and to engage in such other lawful activities as are reasonable and necessary or useful to the furtherance of the foregoing purpose, upon and subject to the terms and conditions of this Agreement.

2.4           Term. The term of the Company began upon the acceptance of the Articles of Organization by the Department of State and its duration shall be perpetual, unless its existence is sooner terminated pursuant to Section VII of this Agreement.

2.5           Principal Office. The principal office of the Company shall be located at 2915 Biscayne Blvd., Suite 300, Miami, FL 33137 or at any other place which Member, in her sole discretion, determines.

2.6           Registered Agent/Registered Office. The name and street address of the Company’s registered agent and registered office in the State of Florida shall be Ritter, Zaretsky, Lieber & Jaime, LLP, located at: 2915 Biscayne Blvd., Suite 300, Miami, FL 33137.

2.7           Member. The name, present mailing address, and Interest of each Member is set forth on Exhibit “A”.

Section III
Capital; Capital Accounts

3.1           Initial Capital Contributions. Upon the execution of this Agreement, Member shall contribute to the Company the cash and property set forth on Exhibit “A”.

3.2           No Other Capital Contributions Required. Member shall not be required to contribute any additional capital to the Company, and except as set forth in the Act, no Member shall have any personal liability for any obligations of the Company.

3.3           Loans. Any Member may, at any time, make or cause a loan to be made to the Company in any amount and on those terms upon which the Company and the Member agree.

3.4           Capital Accounts. A capital account shall be maintained by the Company for the Member.

Section IV
Profit, Loss, and Distributions

4.1           Distributions of Cash Flow. Cash Flow for each taxable year of the Company shall be distributed to Member no later than seventy-five (75) days after the end of the taxable year.

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4.2           Allocation of Profit or Loss. All Profit or Loss shall be allocated to Member.

4.3           Liquidation and Dissolution. If the Company is liquidated, the assets of the Company shall be distributed to Member or to a Successor or Successors.

Section V
Management: Right, Powers, and Duties

5.1           Management. Except for situations in which the approval of the Member is required by this Agreement or by nonwaivable provisions of applicable law, the Manager shall have the sole and exclusive control of the management, business and affairs of the Company, and the Manager shall make all decisions and take all actions for the Company not otherwise provided for in this Agreement, including, without limitation, the following:

(a)           entering into, making, and performing contracts, agreements, and other undertakings binding the Company that may be necessary, appropriate, or advisable in furtherance of the purposes of the Company and making all decisions and waivers thereunder;

(b)          opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

(c)           maintaining the assets of the Company in good order;

(d)          collecting sums due the Company;

(e)           to the extent that funds of the Company are available therefor, paying debts and obligations of the Company;

(f)           acquiring, utilizing for Company purposes, and disposing of any asset of the Company;

(g)          borrowing money or otherwise committing the credit of the Company for Company activities and voluntary prepayments or extensions of debt;

(h)          selecting, removing, and changing the authority and responsibility of lawyers, accountants, and other advisers and consultants;

(i)           obtaining insurance for the Company;

(j)           determining distributions of Company cash and other property as provided in this Agreement;

(k)          establishing a seal for the Company; and

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(l)           designating one or more committees, each of which shall be comprised of one or more Managers, to exercise any authority of the Managers in the management, business and affairs of the Company.

5.2          Liability and Indemnification.

5.2.1           The Manager shall not be liable, responsible, or accountable, in damages or otherwise, to the Company for any act performed by her with respect to Company matters, except for fraud.

5.2.2           The Company shall indemnify Manager for any act performed by her with respect to Company matters, except for fraud.

Section VI
Transfer of Interests and Withdrawals of Members

6.1          Transfers.

6.1.1           Transfers by Member. Member may Transfer all, or any portion of, her interest or rights in, her Membership Rights to one or more Successors.

6.2          Transfer to a Successor. In the event of any Transfer of all or any part of Member’s Interest to a Successor, the Successor shall thereupon become a Member and the Company shall be continued.

Section VII
Dissolution, Liquidation, and Termination of the Company

7.1          Events of Dissolution. The Company shall be dissolved upon the happening of any of the following events:

7.1.1           if the Member determines to dissolve the Company.

7.2          Procedure for Winding Up and Dissolution. If the Company is dissolved, the affairs of the Company shall be wound up. On winding up of the Company, the assets of the Company shall be distributed, first, to creditors of the Company in satisfaction of the liabilities of the Company, and then to the Person(s) who is/are the Member(s) of the Company in proportion to her/their Interests.

7.3          Filing of Articles of Dissolution. If the Company is dissolved, Articles of Dissolution shall be promptly filed with the Department of State. If there are no remaining Members, the Articles of Dissolution shall be filed by the last Person to be a Member; if there are no remaining Members, nor a Person who last was a Member, the Articles shall be filed by the legal or personal representatives of the Person who last was a Member.

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Section VIII
Books, Records, Accounting, and Tax Elections

8.1           Bank Accounts. All funds of the Company shall be deposited in a bank account or accounts opened in the Company’s name. The Manager shall unanimously determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

8.2           Books and Records. The Manager shall not be required to keep or cause to be kept complete and accurate books and records of the Company nor supporting documentation of the transactions with respect to the conduct of the Company’s business. The books and records, if any, shall be maintained in accordance with sound accounting principles and practices.

8.3           Annual Accounting Period. The annual accounting period of the Company shall be its taxable year. The Company’s taxable year shall be selected by the Manager, subject to the requirements and limitations of the Code.

8.4           Manager Compensation (Fees). The Manager shall be compensated a fee equal to two percent (2%) of the total assets of the Company, on an annual basis. Any fees not paid in any year shall accumulate and be paid out at the Manager’s discretion. In addition, the Manager shall be entitled to an amount equal to twenty percent (20%) of all profits earned by the Company.

Section IX
General Provisions

9.1           Applicable Law. All questions concerning the construction, validity, and interpretation of this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Florida.

9.2           Section Titles. The headings herein are inserted as a matter of convenience only, and do not define, limit, or describe the scope of this Operating Agreement or the intent of the provisions hereof.

9.3           Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the Person may in the context require.

9.4           Separability of Provisions. Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Operating Agreement which are valid.

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IN WITNESS WHEREOF, the Member and Manager have executed this Agreement under seal, as of the date set forth hereinabove.

MEMBER(s):

/s/ ANTHONY MERUELO
ANTHONY MERUELO

/s/ STEPHEN MERUELO
STEPHEN MERUELO

MANAGER:

USA CAPITAL MANAGEMENT, INC.
a/k/a USA CAPITAL MANAGEMENT CO, INC.

/s/ RICHARD MERUELO
RICHARD MERUELO, PRESIDENT

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Exhibit A
(Member[s])

Member’s Name and Address	Initial Capital Contribution	Interest
Anthony Meruelo	$15,000,000.00	50%
_____________________
_____________________

Stephen Meruelo	$15,000,000.00	50%
_____________________
_____________________

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Exhibit “B”
Property

Tract “A”, FLORENCE PLAT, according to the Plat thereof, as recorded in Plat Book 168, page 36 of the Public Records of Miami-Dade County, Florida.

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10/21/2016 Detail by Entity Name

FLORIDA DEPARTMENT OF STATE
DIVISION OF CORPORATIONS

Detail by Entity Name

Florida Limited Liability Company

REBUILD MIAMI-EDGEWATER, LLC

Filing Information

Document Number	L14000191480
FEI/EIN Number	47-2715418
Date Filed	12/16/2014
Effective Date	12/16/2014
State	FL
Status	ACTIVE
Last Event	LC AMENDMENT
Event Date Filed	12/22/2015
Event Effective Date	NONE

Principal Address

2915 BISCAYNE
SUITE 300
MIAMI, FL 33137

Mailing Address

2915 BISCAYNE
SUITE 300
MIAMI, FL 33137

Registered Agent Name & Address

Authorized Person(s) Detail

Name & Address

Title MGR

USA CAPITAL MANAGEMENT CO INC
2915 BISCAYNE
SUITE 300
MIAMI, FL 33137

Title AMBR

http://search.sunbiz.org/Inquiry/CorporationSearch/SearchResultDetail?inquirytype=EntityName&directionType=Initial&searchNameOrder=REBUILDMIAMIE... 1/2

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10/21/2016 Detail by Entity Name

MERUELO, STEPHEN
2915 BISCAYNE
SUITE 300
MIAMI, FL 33137

Title AMBR

MERUELO, ANTHONY
2915 BISCAYNE
SUITE 300
MIAMI, FL 33137

Annual Reports

Report Year	Filed Date
2015	01/21/2015
2016	04/13/2016

Document Images

04/13/2016 -- ANNUAL REPORT	View image in PDF format
12/22/2015 -- LC Amendment	View image in PDF format
01/21/2015 -- ANNUAL REPORT	View image in PDF format
12/16/2014 -- Florida Limited Liability	View image in PDF format

http://search.sunbiz.org/Inquiry/CorporationSearch/SearchResultDetail?inquirytype=EntityName&directionType=Initial&searchNameOrder=REBUILDMIAMIE... 2/2

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State of Florida

IN GOD WE TRUST

Department of State

I certify from the records of this office that REBUILD MIAMI-EDGEWATER, LLC, is a limited liability company organized under the laws of the State of Florida, filed on December 16, 2014, effective December 16, 2014.

The document number of this company is L14000191480.

I further certify that said company has paid all fees due this office through December 31, 2015, that its most recent annual report was filed on January 21, 2015, and its status is active.

I further certify that said limited liability company has not filed Articles of Dissolution.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Twenty-second day of December, 2015

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Ken Detzner

Ken Detzner
Secretary of State

CR2EO22 (1-11)

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State of Florida

Department of State

I certify the attached is a true and correct copy of Articles of Amendment, filed on December 22, 2015, to the Articles of Organization for REBUILD MIAMI-EDGEWATER, LLC, a Florida limited liability company, as shown by the records of this office.

The document number of this limited liability company is L14000191480.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Twenty-second day of December, 2015

Ken Detzner
Secretary of State

CR2EO22 (1-11)

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Electronic Articles of Organization For Florida Limited Liability Company

L14000191480
FILED 8:00 AM
December 16, 2014
Sec. Of State
tbrown

Article I

The name of the Limited Liability Company is:

REBUILD MIAMI-EDGEWATER, LLC

Article II

The street address of the principal office of the Limited Liability Company is:

2915 BISCAYNE
SUITE 300
MIAMI, FL. 33137

The mailing address of the Limited Liability Company is:

2915 BISCAYNE
SUITE 300
MIAMI, FL. 33137

Article III

The name and Florida street address of the registered agent is:

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Registered Agent Signature: VIVIAN A. JAIME

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L14000191480
FILED 8:00 AM
December 16, 2014
Sec. Of State
tbrown

Article IV

The name and address of person(s) authorized to manage LLC:

Title: MGR
RICHARD MERUELO
2915 BISCAYNE BLVD., #300
MIAMI, FL. 33137

Article V

The effective date for this Limited Liability Company shall be:

12/16/2014

Signature of member or an authorized representative

Electronic Signature: VIVIAN A. JAIME

I am the member or authorized representative submitting these Articles of Organization and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of the LLC and every year thereafter to maintain "active" status.

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IRS DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE
CINCINNATI OH 45999-0023

Date of this notice: 01-07-2015

Employer Identification Number:
47-2715418

Form: SS-4

Number of this notice: CP 575 G

REBUILD MIAMI-EDGEWATER LLC
RICHARD MERUELO [redacted]
2915 BISCAYNE BLVD STE 300
MIAMI, FL 33137

For assistance you may call us at:
1-800-829-4933

IF YOU WRITE, ATTACH THE
STUB AT THE END OF THIS NOTICE.

WE ASSIGNED YOU AN EMPLOYER IDENTIFICATION NUMBER

Thank you for applying for an Employer Identification Number (EIN). We assigned you EIN 47-2715418. This EIN will identify you, your business accounts, tax returns, and documents, even if you have no employees. Please keep this notice in your permanent records.

When filing tax documents, payments, and related correspondence, it is very important that you use your EIN and complete name and address exactly as shown above. Any variation may cause a delay in processing, result in incorrect information in your account, or even cause you to be assigned more than one EIN. If the information is not correct as shown above, please make the correction using the attached tear off stub and return it to us.

A limited liability company (LLC) may file Form 8832, *Entity Classification Election*, and elect to be classified as an association taxable as a corporation. If the LLC is eligible to be treated as a corporation that meets certain tests and it will be electing S corporation status, it must timely file Form 2553, *Election by a Small Business Corporation*. The LLC will be treated as a corporation as of the effective date of the S corporation election and does not need to file Form 8832.

To obtain tax forms and publications, including those referenced in this notice, visit our Web site at www.irs.gov. If you do not have access to the Internet, call 1-800-829-3676 (TTY/TDD 1-800-829-4059) or visit your local IRS office.

IMPORTANT REMINDERS:

- Keep a copy of this notice in your permanent records. **This notice is issued only one time and the IRS will not be able to generate a duplicate copy for you.** You may give a copy of this document to anyone asking for proof of your EIN.
- Use this EIN and your name exactly as they appear at the top of this notice on all your federal tax forms.
- Refer to this EIN on your tax-related correspondence and documents.

If you have questions about your EIN, you can call us at the phone number or write to us at the address shown at the top of this notice. If you write, please tear off the stub at the bottom of this notice and send it along with your letter. If you do not need to write us, do not complete and return the stub.

Your name control associated with this EIN is REBU. You will need to provide this information, along with your EIN, if you file your returns electronically.

Thank you for your cooperation.

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